Exhibit 99.1

FOR IMMEDIATE RELEASE OCTOBER 29, 2024	FOR FURTHER INFORMATION CONTACT SHAREHOLDER SERVICES (219) 853-7575

FINWARD BANCORP

ANNOUNCES EARNINGS FOR THE QUARTER AND NINE MONTHS ENDED

SEPTEMBER 30, 2024

Munster, Indiana - Finward Bancorp (Nasdaq: FNWD) (the “Bancorp”), the holding company for Peoples Bank (the “Bank”), today announced that net income available to common stockholders was $10.0 million, or $2.35 per diluted share, for the nine months ended September 30, 2024, as compared to $6.9 million, or $1.60 per diluted share, for the corresponding prior year period. For the quarter ended September 30, 2024, the Bancorp’s net income totaled $606 thousand, or $0.14 per diluted share, as compared to $143 thousand, or $0.03 per diluted share, for the three months ended June 30, 2024, and as compared to $2.2 million, or $0.51 per diluted share, for the three months ended September 30, 2023. Selected performance metrics are as follows for the periods presented:

Performance Ratios

	Quarter ended,					Nine months ended,
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2024	2024	2024	2023	2023	2024	2023
Return on equity	1.60%	0.39%	24.97%	4.92%	6.55%	4.50%	6.68%
Return on assets	0.12%	0.03%	1.77%	0.29%	0.42%	0.64%	0.44%
Tax adjusted net interest margin	2.67%	2.67%	2.57%	2.80%	2.87%	2.64%	3.04%
Noninterest income / average assets	0.55%	0.50%	2.57%	0.53%	0.46%	1.21%	0.51%
Noninterest expense / average assets	2.80%	2.79%	2.86%	2.60%	2.59%	2.82%	2.67%
Efficiency ratio	97.32%	98.56%	59.41%	87.49%	86.88%	80.16%	83.68%

“The Bank’s position continued to improve in the third quarter while we prepared for the Fed to begin their easing cycle. Margin and expenses were stable, with minimal benefit from the Fed’s late-quarter rate cut. We believe the Bank is poised to see margin expansion as lower rates work their way through the liability side of the balance sheet,” said Benjamin Bochnowski, chief executive officer. “We remain vigilant on credit, and we continued to build capital during the quarter. We also fully exited the Bank Term Funding Program well in advance of its March 2025 maturity.”

Highlights of the current period include:

●

Net Interest Margin - The net interest margin was 2.53% for both the three months ended September 30, 2024 and the three months ended June 30, 2024. The tax-adjusted net interest margin (a non-GAAP measure) was 2.67% for both the three months ended September 30, 2024 and the three months ended June 30, 2024. The net interest margin for the nine months ended September 30, 2024, was 2.50%, compared to 2.89% for the nine months ended September 30, 2023. The tax-adjusted net interest margin (a non-GAAP measure) for the nine months ended September 30, 2024, was 2.64%, compared to 3.04% for the nine months ended September 30, 2023. See Table 1 at the end of this press release for a reconciliation of the tax-adjusted net interest margin to the GAAP net interest margin.

●

Funding - As of September 30, 2024, deposits totaled $1.7 billion, a decrease of $7.9 million or 0.5%, compared to June 30, 2024. Core deposits totaled $1.2 billion at both September 30, 2024 and June 30, 2024. Core deposits include checking, savings, and money market accounts and represented 67.9% of the Bancorp’s total deposits at September 30, 2024. As of September 30, 2024, balances for certificates of deposit totaled $562.2 million, compared to $541.2 million on June 30, 2024, an increase of $21.0 million or 3.9%. The decrease in total portfolio deposits is primarily related to cyclical flows and continued adjustments to deposit pricing. In addition, as of September 30, 2024, borrowings and repurchase agreements totaled $128.0 million, an increase of $65 thousand or 0.2%, compared to June 30, 2024. The increase in short-term borrowings was the result of cyclical inflows and outflows of interest-earning assets and interest-bearing liabilities. During the quarter, the Bancorp terminated its involvement in the Bank Term Funding Program (the “BTFP”) and paid off its outstanding balance of $60 million, in full, through a utilization of excess liquidity and FHLB advances. As of September 30, 2024, 72% of our deposits are fully FDIC insured, and another 7% are further backed by the Indiana Public Deposit Insurance Fund. The Bancorp’s liquidity position remains strong with solid core deposit customer relationships, excess cash, debt securities, and access to diversified borrowing sources. As of September 30, 2024, the Bancorp had available liquidity of $686 million including borrowing capacity from the FHLB and Federal Reserve facilities.

●

Securities Portfolio - Securities available for sale balances increased by $10.4 million to $350.0 million as of September 30, 2024, compared to $339.6 million as of June 30, 2024. The increase in securities available for sale was due to a combination of portfolio runoff and a decrease of accumulated other comprehensive loss ("AOCL"). AOCL was $48.2 million as of September 30, 2024, compared to $58.9 million on June 30, 2024, an improvement of $10.7 million, or 18.2%. The yield on the securities portfolio decreased to 2.37% for the three months ended September 30, 2024, down from 2.43% for the three months ended June 30, 2024. Management did not execute any securities sale transactions during the quarter but will continue to monitor the securities portfolio for additional restructuring opportunities.

●

Lending - The Bank’s aggregate loan portfolio totaled $1.5 billion on both September 30, 2024 and June 30, 2024. During the three months ended September 30, 2024, the Bank originated $70.4 million in new commercial loans, compared to $48.7 million during the three months ended June 30, 2024 and $73.2 million during the three months ended September 30, 2023. The loan portfolio represents 78.7% of earning assets and is comprised of 62.6% commercial-related credits. At September 30, 2024, the Bancorp’s portfolio loan balances in commercial real estate owner occupied properties totaled $236.9 million or 15.7% of total loan balances and commercial real estate non-owner occupied properties totaled $302.8 million or 20.1% of total loan balances. Of the $302.8 million in commercial real estate non-owner occupied properties balances, loans collateralized by office buildings represented $42.4 million or 2.8% of total loan balances.

●

Gain on Sale of Loans - Gains from the sale of loans for the nine months ended September 30, 2024 totaled $810 thousand, an increase from $729 thousand for the nine months ended September 30, 2023. During the nine months ended September 30, 2024, the Bank originated $22.5 million in new fixed rate mortgage loans for sale, compared to $30.4 million during the nine months ended September 30, 2023. During the nine months ended September 30, 2024, the Bank originated $17.6 million in new 1-4 family loans retained in its portfolio, compared to $31.8 million during the nine months ended September 30, 2023. Total 1-4 family originations for the quarter ended September 30, 2024, totaled $20.1 million, an increase of $1.3 million compared to $18.8 million for the quarter ended June 30, 2024. These retained loans are primarily construction loans and adjustable-rate loans with a fixed-rate period of 7 years or less. The Bank continues to sell longer-duration fixed rate mortgages into the secondary market.

●

Asset Quality - At September 30, 2024, non-performing loans totaled $13.8 million, compared to $11.4 million at June 30, 2024, an increase of $2.4 million or 21.4%. The Bank’s ratio of non-performing loans to total loans was 0.92% at September 30, 2024, compared to 0.75% at June 30, 2024. The Bank’s ratio of non-performing assets to total assets increased from 0.61% at June 30, 2024 to 0.73% at September 30, 2024. Management maintains a vigilant oversight of nonperforming loans through proactive relationship management. The allowance for credit losses (ACL) totaled $18.5 million at September 30, 2024, compared to $18.3 million at June 30, 2024, an increase of $186 thousand or 1.0% and is considered adequate by management. For the quarter ended September 30, 2024, recoveries, net of charge-offs, totaled $186 thousand. The allowance for credit losses as a percentage of total loans was 1.23% at September 30, 2024, and the allowance for credit losses as a percentage of non-performing loans, or coverage ratio, was 134.1% at September 30, 2024.

●

Operating Expenses - Non-interest expense as a percentage of average assets was 2.80% for the quarter ended September 30, 2024, as compared to 2.79% for the quarter ended June 30, 2024. Increases in non-interest expenses quarter over quarter were primarily attributable to slightly higher federal deposit insurance premium and higher occupancy and equipment expenses. The Bank remains focused on identifying additional operating efficiencies and third-party expense reductions through the remainder of this year and beyond. Compensation and benefits expense is down 1.2% for the nine months ended September 30, 2024, compared to September 30, 2023.

●

Capital Adequacy - As of September 30, 2024, the Bank’s tier 1 capital to adjusted average assets ratio was 8.38%, an improvement of 0.06% compared to 8.32% at June 30, 2024. The Bank’s capital continues to exceed all applicable regulatory capital requirements as set forth in 12 C.F.R. § 324. The Bancorp’s tangible book value per share was $31.28 at September 30, 2024, up from $28.67 as of June 30, 2024 (a non-GAAP measure). Tangible common equity to total assets was 6.51% at September 30, 2024, up from 5.95% as of June 30, 2024 (a non-GAAP measure). Excluding accumulated other comprehensive losses, tangible book value per share increased to $42.47 as of September 30, 2024, from $42.33 as of June 30, 2024 (a non-GAAP measure). See Table 1 at the end of this press release for a reconciliation of the tangible book value per share, tangible book value per share adjusted for other accumulated comprehensive losses, tangible common equity as a percentage of total assets, and tangible common equity as a percentage of total assets adjusted for accumulated other comprehensive losses to the related GAAP ratios.

Disclosures Regarding Non-GAAP Financial Measures

Reported amounts are presented in accordance with GAAP. In this press release, the Bancorp also provides certain financial measures identified as non-GAAP. The Bancorp’s management believes that the non-GAAP information, which consists of tangible common equity, tangible common equity adjusted for accumulated other comprehensive losses, tangible book value per share, tangible book value per share adjusted for accumulated other comprehensive losses, tangible common equity/total assets, tax-adjusted net interest margin, and efficiency ratio, which can vary from period to period, provides a better comparison of period to period operating performance. The adjusted net interest income and tax-adjusted net interest margin measures recognize the income tax savings when comparing taxable and tax-exempt assets. Interest income and yields on tax-exempt securities and loans are presented using the current federal income tax rate of 21%. Management believes that it is standard practice in the banking industry to present net interest income and net interest margin on a fully tax-equivalent basis and that it may enhance comparability for peer comparison purposes. Additionally, the Bancorp believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Refer to Table 1 – Reconciliation of Non-GAAP Financial Measures at the end of this document for a reconciliation of the non-GAAP measures identified herein and their most comparable GAAP measures.

About Finward Bancorp

Finward Bancorp is a locally managed and independent financial holding company headquartered in Munster, Indiana, whose activities are primarily limited to holding the stock of Peoples Bank. Peoples Bank provides a wide range of personal, business, electronic and wealth management financial services from its 26 locations in Lake and Porter Counties in Northwest Indiana and Chicagoland. Finward Bancorp’s common stock is quoted on The NASDAQ Stock Market, LLC under the symbol FNWD. The website ibankpeoples.com provides information on Peoples Bank’s products and services, and Finward Bancorp’s investor relations.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of the Bancorp. For these statements, the Bancorp claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this communication should be considered in conjunction with the other information available about the Bancorp, including the information in the filings the Bancorp makes with the SEC. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: the Bank’s ability to demonstrate compliance with the terms of the previously disclosed consent order and memorandum of understanding entered into between the Bank and the Federal Deposit Insurance Corporation (“FDIC”) and Indiana Department of Financial Institutions (“DFI”), or to demonstrate compliance to the satisfaction of the FDIC and/or DFI within prescribed time frames; the Bank’s agreement under the memorandum of understanding to refrain from paying cash dividends without prior regulatory approval; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates, market liquidity, and capital markets, as well as the magnitude of such changes, which may reduce net interest margins; inflation; further deterioration in the market value of securities held in the Bancorp’s investment securities portfolio, whether as a result of macroeconomic factors or otherwise; customer acceptance of the Bancorp’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, regulatory actions by the Federal Deposit Insurance Corporation and Indiana Department of Financial Institutions, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Bancorp’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning matters attributable to the Bancorp or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, The Bancorp does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends.

Finward Bancorp Quarterly Financial Report

Performance Ratios

	Quarter ended,					Nine months ended,
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2024	2024	2024	2023	2023	2024	2023
Return on equity	1.60%	0.39%	24.97%	4.92%	6.55%	4.50%	6.68%
Return on assets	0.12%	0.03%	1.77%	0.29%	0.42%	0.64%	0.44%
Yield on loans	5.22%	5.11%	5.02%	5.09%	5.02%	5.12%	4.87%
Yield on security investments	2.37%	2.43%	2.37%	2.57%	2.41%	2.39%	2.39%
Total yield on earning assets	4.73%	4.64%	4.52%	4.64%	4.51%	4.64%	4.39%
Cost of interest-bearing deposits	2.47%	2.37%	2.36%	2.22%	1.95%	2.40%	1.58%
Cost of repurchase agreements	4.04%	3.86%	3.88%	3.78%	3.83%	3.93%	3.59%
Cost of borrowed funds	4.56%	4.95%	4.62%	4.41%	4.48%	4.70%	4.58%
Total cost of interest-bearing liabilities	2.63%	2.55%	2.53%	2.38%	2.16%	2.57%	1.82%
Tax adjusted net interest margin (1)	2.67%	2.67%	2.57%	2.80%	2.87%	2.64%	3.04%
Noninterest income / average assets	0.55%	0.50%	2.57%	0.53%	0.46%	1.21%	0.51%
Noninterest expense / average assets	2.80%	2.79%	2.86%	2.60%	2.59%	2.82%	2.67%
Net noninterest margin / average assets	-2.24%	-2.29%	-0.29%	-2.08%	-2.13%	-1.60%	-2.16%
Efficiency ratio	97.32%	98.56%	59.41%	87.49%	86.88%	80.16%	83.68%
Effective tax rate	-51.88%	-6.72%	9.48%	-30.85%	-22.20%	7.01%	0.30%

Non-performing assets to total assets	0.73%	0.61%	0.64%	0.61%	0.54%	0.73%	0.54%
Non-performing loans to total loans	0.92%	0.75%	0.78%	0.76%	0.66%	0.92%	0.66%
Allowance for credit losses to non-performing loans	134.12%	161.17%	159.12%	163.90%	192.89%	134.12%	192.89%
Allowance for credit losses to loans receivable	1.23%	1.22%	1.25%	1.24%	1.27%	1.23%	1.27%
Foreclosed real estate to total assets	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Basic earnings per share	$0.14	$0.03	$2.18	$0.36	$0.52	$2.35	$1.60
Diluted earnings per share	$0.14	$0.03	$2.17	$0.35	$0.51	$2.35	$1.60
Stockholders' equity / total assets	7.69%	7.16%	7.32%	6.99%	5.70%	7.69%	5.70%
Book value per share	$36.99	$34.45	$35.17	$34.28	$27.68	$36.99	$27.68
Closing stock price	$31.98	$24.52	$24.60	$25.24	$22.00	$31.98	$22.00
Price to earnings per share ratio	56.21	182.60	2.82	17.77	10.67	10.19	10.28
Dividends declared per common share	$0.12	$0.12	$0.12	$0.12	$0.31	$0.36	$0.93

Common equity tier 1 capital to risk-weighted assets	11.10%	10.94%	10.89%	10.43%	10.17%	11.10%	10.17%
Tier 1 capital to risk-weighted assets	11.10%	10.94%	10.89%	10.43%	10.17%	11.10%	10.17%
Total capital to risk-weighted assets	12.14%	11.95%	11.92%	11.36%	11.12%	12.14%	11.12%
Tier 1 capital to adjusted average assets	8.38%	8.32%	8.24%	7.78%	7.81%	8.38%	7.81%

Non-GAAP Performance Ratios	Quarter ended,					Nine months ended,
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2024	2024	2024	2023	2023	2024	2023
Net interest margin - tax equivalent	2.67%	2.67%	2.57%	2.80%	2.87%	2.64%	3.04%
Tangible book value per diluted share	$31.28	$28.67	$29.30	$28.31	$21.63	$31.28	$21.63
Tangible book value per diluted share adjusted for AOCL	$42.47	$42.33	$42.36	$40.31	$39.96	$42.47	$39.96
Tangible common equity to total assets	6.51%	5.95%	6.09%	5.77%	4.46%	6.51%	4.46%
Tangible common equity to total assets adjusted for AOCL	8.83%	8.79%	8.81%	8.22%	8.23%	8.83%	8.23%

(1) Tax adjusted net interest margin represents a non-GAAP financial measure. See the non-GAAP reconciliation table section captioned “Non-GAAP Financial Measures” for further disclosure regarding non-GAAP financial measures

Quarter Ended
(Dollars in thousands)	Average Balances, Interest, and Rates
(unaudited)	September 30, 2024			June 30, 2024
	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)
ASSETS
Interest bearing deposits in other financial institutions	$44,365	$665	6.00	$60,378	$800	5.30
Federal funds sold	682	9	5.28	1,263	10	3.17
Securities available-for-sale	342,451	2,031	2.37	337,226	2,047	2.43
Loans receivable	1,506,967	19,660	5.22	1,501,584	19,174	5.11
Federal Home Loan Bank stock	6,547	107	6.54	6,547	96	5.87
Total interest earning assets	1,901,012	$22,472	4.73	1,906,998	$22,127	4.64
Cash and non-interest bearing deposits in other financial institutions	32,198			18,054
Allowance for credit losses	(18,482)			(18,788)
Other noninterest bearing assets	155,996			158,358
Total assets	$2,070,724			$2,064,622

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits	$1,451,414	$8,946	2.47	$1,455,007	$8,610	2.37
Repurchase agreements	43,074	435	4.04	41,388	399	3.86
Borrowed funds	95,224	1,085	4.56	85,940	1,064	4.95
Total interest bearing liabilities	1,589,712	$10,466	2.63	1,582,335	$10,073	2.55
Non-interest bearing deposits	287,507			291,618
Other noninterest bearing liabilities	41,696			45,029
Total liabilities	1,918,915			1,918,982
Total stockholders' equity	151,809			145,640
Total liabilities and stockholders' equity	$2,070,724			$2,064,622

Return on average assets	0.12%			0.03%
Return on average equity	1.60%			0.39%
Net interest margin (average earning assets)	2.53%			2.53%
Net interest margin (average earning assets) - tax equivalent	2.67%			2.67%
Net interest spread	2.10%			2.09%
Ratio of interest-earning assets to interest-bearing liabilities	1.20x			1.21x

Year-to-Date
(Dollars in thousands)	Average Balances, Interest, and Rates
(unaudited)	September 30, 2024			September 30, 2023
	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)
ASSETS		`
Interest bearing deposits in other financial institutions	$51,522	$2,317	6.00	$31,171	$1,112	4.76
Federal funds sold	919	29	4.21	1,158	38	4.38
Certificates of deposit in other financial institutions	-	-	-	1,169	44	5.02
Securities available-for-sale	348,269	6,239	2.39	369,897	6,631	2.39
Loans receivable	1,504,197	57,713	5.12	1,519,981	55,481	4.87
Federal Home Loan Bank stock	6,547	285	5.80	6,547	221	4.50
Total interest earning assets	1,911,454	$66,583	4.64	1,929,923	$63,527	4.39
Cash and non-interest bearing deposits in other financial institutions	29,183			18,723
Allowance for credit losses	(18,670)			(17,619)
Other noninterest bearing assets	155,433			154,227
Total assets	$2,077,400			$2,085,254

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits	$1,464,682	$26,350	2.40	$1,455,410	$17,258	1.58
Repurchase agreements	40,879	1,204	3.93	33,170	892	3.59
Borrowed funds	90,423	3,189	4.70	102,864	3,537	4.58
Total interest bearing liabilities	1,595,984	$30,743	2.57	1,591,444	$21,687	1.82
Non-interest bearing deposits	291,161			326,431
Other noninterest bearing liabilities	41,540			30,178
Total liabilities	1,928,685			1,948,053
Total stockholders' equity	148,715			137,201
Total liabilities and stockholders' equity	$2,077,400			$2,085,254

Return on average assets	0.64%			0.44%
Return on average equity	4.50%			6.68%
Net interest margin (average earning assets)	2.50%			2.89%
Net interest margin (average earning assets) - tax equivalent	2.64%			3.04%
Net interest spread	2.07%			2.57%
Ratio of interest-earning assets to interest-bearing liabilities	1.20x			1.21x

Finward Bancorp
Quarterly Financial Report

Balance Sheet Data
(Dollars in thousands)	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023
ASSETS

Cash and non-interest bearing deposits in other financial institutions	$23,071	$19,061	$16,418	$17,942	$17,922
Interest bearing deposits in other financial institutions	48,025	63,439	54,755	67,647	52,875

Total cash and cash equivalents	71,649	83,207	71,780	86,008	71,648

Securities available-for-sale	350,027	339,585	346,233	371,374	339,280
Loans held-for-sale	2,567	1,185	667	340	2,057
Loans receivable, net of deferred fees and costs	1,508,242	1,506,398	1,508,251	1,512,595	1,525,660
Less: allowance for credit losses	(18,516)	(18,330)	(18,805)	(18,768)	(19,430)
Net loans receivable	1,489,726	1,488,068	1,489,446	1,493,827	1,506,230
Federal Home Loan Bank stock	6,547	6,547	6,547	6,547	6,547
Accrued interest receivable	7,442	7,695	7,583	8,045	7,864
Premises and equipment	47,912	48,696	47,795	38,436	38,810
Foreclosed real estate	-	-	71	71	71
Cash value of bank owned life insurance	33,312	33,107	32,895	32,702	32,509
Goodwill	22,395	22,395	22,395	22,395	22,395
Other intangible assets	2,203	2,555	2,911	3,272	3,636
Other assets	40,882	44,027	43,459	45,262	56,423

Total assets	$2,074,662	$2,077,067	$2,071,782	$2,108,279	$2,087,470

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
Non-interest bearing	$285,157	$286,784	$296,959	$295,594	$312,635
Interest bearing	1,463,653	1,469,970	1,450,519	1,517,827	1,471,402
Total	1,748,810	1,756,754	1,747,478	1,813,421	1,784,037
Repurchase agreements	43,038	42,973	41,137	38,124	48,310
Borrowed funds	85,000	85,000	90,000	80,000	100,000
Accrued expenses and other liabilities	38,259	43,709	41,586	29,389	36,080

Total liabilities	1,915,107	1,928,436	1,920,201	1,960,934	1,968,427

Commitments and contingencies

Stockholders' Equity:

Preferred stock, no par or stated value; 10,000,000 shares authorized, none outstanding	-	-	-	-	-
Common stock, no par or stated value; 10,000,000 shares authorized; shares issued and outstanding: September 30, 2024 - 4,313,940 December 31, 2023 - 4,298,773	-	-	-	-	-
Additional paid-in capital	69,916	69,778	69,727	69,555	69,482
Accumulated other comprehensive loss	(48,241)	(58,939)	(56,313)	(51,613)	(78,848)
Retained earnings	137,880	137,792	138,167	129,403	128,409

Total stockholders' equity	159,555	148,631	151,581	147,345	119,043

Total liabilities and stockholders' equity	$2,074,662	$2,077,067	$2,071,782	$2,108,279	$2,087,470

Finward Bancorp
Quarterly Financial Report

Consolidated Statements of Income	Quarter Ended,					Nine months ended,
(Dollars in thousands)	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2024	2024	2024	2023	2023	2024	2023
Interest income:
Loans	$19,660	$19,174	$18,879	$19,281	$19,161	$57,713	$55,481
Securities & short-term investments	2,812	2,953	3,105	2,975	2,617	8,870	8,046
Total interest income	22,472	22,127	21,984	22,256	21,778	66,583	63,527
Interest expense:
Deposits	8,946	8,610	8,794	8,180	7,066	26,350	17,258
Borrowings	1,520	1,463	1,410	1,361	1,579	4,393	4,429
Total interest expense	10,466	10,073	10,204	9,541	8,645	30,743	21,687
Net interest income	12,006	12,054	11,780	12,715	13,133	35,840	41,840
Provision for credit losses	-	76	-	779	244	76	1,246
Net interest income after provision for credit losses	12,006	11,978	11,780	11,936	12,889	35,764	40,594
Noninterest income:
Fees and service charges	1,463	1,257	1,153	1,507	1,374	3,873	4,517
Wealth management operations	731	763	633	672	572	2,127	1,812
Gain on sale of loans held-for-sale, net	338	320	152	352	192	810	729
Increase in cash value of bank owned life insurance	205	212	193	193	193	610	573
Gain (loss) on sale of real estate	-	15	11,858	-	2	11,873	(13)
Loss on sale of securities, net	-	-	(531)	-	-	(531)	(48)
Other	130	6	17	11	64	154	441
Total noninterest income	2,867	2,573	13,475	2,735	2,397	18,916	8,011
Noninterest expense:
Compensation and benefits	6,963	7,037	7,109	6,290	6,729	21,109	21,365
Occupancy and equipment	2,181	2,120	1,915	1,520	1,711	6,205	4,898
Data processing	1,165	1,135	1,170	1,269	1,085	3,470	3,465
Federal deposit insurance premiums	435	397	501	492	474	1,333	1,511
Marketing	209	212	158	191	235	579	649
Other	3,521	3,516	4,151	3,755	3,259	9,465	8,547
Total noninterest expense	14,474	14,417	15,004	13,517	13,493	43,895	41,715
Income before income taxes	399	134	10,251	1,154	1,793	10,785	6,890
Income tax expenses (benefit)	(207)	(9)	972	(356)	(398)	756	21
Net income	$606	$143	$9,279	$1,510	$2,191	$10,029	$6,869

Earnings per common share:
Basic	$0.14	$0.03	$2.18	$0.36	$0.52	$2.35	$1.60
Diluted	$0.14	$0.03	$2.17	$0.35	$0.51	$2.35	$1.60

Finward Bancorp
Quarterly Financial Report

Asset Quality	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
(Dollars in thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023
Nonaccruing loans	$13,806	$11,079	$11,603	$9,608	$9,840
Accruing loans delinquent more than 90 days	-	294	215	1,843	233
Securities in non-accrual	1,440	1,371	1,442	1,357	1,155
Foreclosed real estate	-	-	71	71	71
Total nonperforming assets	$15,246	$12,744	$13,331	$12,879	$11,299

Allowance for credit losses (ACL):
ACL specific allowances for collateral dependent loans	$1,821	$1,327	$1,455	$906	$554
ACL general allowances for loan portfolio	16,695	17,003	17,351	17,862	18,876
Total ACL	$18,516	$18,330	$18,806	$18,768	$19,430

(Dollars in millions)					Minimum Required To Be
			Minimum Required For		Well Capitalized Under Prompt
	Actual		Capital Adequacy Purposes		Corrective Action Regulations
September 30, 2024	Amount	Ratio	Amount	Ratio	Amount	Ratio
Common equity tier 1 capital to risk-weighted assets	$176.3	11.10%	$71.9	4.50%	$103.9	6.50%
Tier 1 capital to risk-weighted assets	$176.3	11.10%	$95.9	6.00%	$127.9	8.00%
Total capital to risk-weighted assets	$194.0	12.14%	$127.9	8.00%	$159.8	10.00%
Tier 1 capital to adjusted average assets	$176.3	8.38%	$84.7	4.00%	$105.8	5.00%

Table 1 - Reconciliation of the Non-GAAP Performance Measures

(Dollars in thousands)	Quarter Ended,					Nine months ended,
(unaudited)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	September 30, 2024	September 30, 2023
Calculation of tangible common equity
Total stockholder's equity	$159,555	$148,631	$151,581	$147,345	$119,043	$159,555	$119,043
Goodwill	(22,395)	(22,395)	(22,395)	(22,395)	(22,395)	(22,395)	(22,395)
Other intangibles	(2,203)	(2,555)	(2,911)	(3,272)	(3,636)	(2,203)	(3,636)
Tangible common equity	$134,957	$123,681	$126,275	$121,678	$93,012	$134,957	$93,012

Calculation of tangible common equity adjusted for accumulated other comprehensive loss
Tangible common equity	$134,957	$123,681	$126,275	$121,678	$93,012	$134,957	$93,012
Accumulated other comprehensive loss	48,241	58,939	56,313	51,613	78,848	48,241	78,848
Tangible common equity adjusted for accumulated other comprehensive loss	$183,198	$182,620	$182,588	$173,291	$171,860	$183,198	$171,860

Calculation of tangible book value per share
Tangible common equity	$134,957	$123,681	$126,275	$121,678	$93,012	$134,957	$93,012
Shares outstanding	4,313,940	4,313,940	4,310,251	4,298,773	4,300,881	4,313,940	4,300,881
Tangible book value per diluted share	$31.28	$28.67	$29.30	$28.31	$21.63	$31.28	$21.63

Calculation of tangible book value per diluted share adjusted for accumulated other comprehensive loss
Tangible common equity adjusted for accumulated other comprehensive loss	$183,198	$182,620	$182,588	$173,291	$171,860	$183,198	$171,860
Diluted average common shares outstanding	4,313,940	4,313,940	4,310,251	4,298,773	4,300,881	4,313,940	4,300,881
Tangible book value per diluted share adjusted for accumulated other comprehensive loss	$42.47	$42.33	$42.36	$40.31	$39.96	$42.47	$39.96

Calculation of tangible common equity to total assets
Tangible common equity	$134,957	$123,681	$126,275	$121,678	$93,012	$134,957	$93,012
Total assets	2,074,662	2,077,067	2,071,782	2,108,279	2,087,470	2,074,662	2,087,470
Tangible common equity to total assets	6.51%	5.95%	6.09%	5.77%	4.46%	6.51%	4.46%

Calculation of tangible common equity to total assets adjusted for accumulated other comprehensive loss
Tangible common equity adjusted for accumulated other comprehensive loss	$183,198	$182,620	$182,588	$173,291	$171,860	$183,198	$171,860
Total assets	2,074,662	2,077,067	2,071,782	2,108,279	2,087,470	2,074,662	2,087,470
Tangible common equity to total assets adjusted for accumulated other comprehensive loss	8.83%	8.79%	8.81%	8.22%	8.23%	8.83%	8.23%

Calculation of tax adjusted net interest margin
Net interest income	$12,006	$12,054	$11,780	$12,715	$13,133	$35,840	$41,840
Tax adjusted interest on securities and loans	678	677	699	722	730	2,054	2,234
Adjusted net interest income	12,684	12,731	12,749	13,437	13,863	37,894	44,074
Total average earning assets	1,901,012	1,906,998	1,945,501	1,920,127	1,930,118	1,911,454	1,929,923
Tax adjusted net interest margin	2.67%	2.67%	2.57%	2.80%	2.87%	2.64%	3.04%

Efficiency ratio
Total non-interest expense	$14,474	$14,417	$15,004	$13,517	$13,493	$43,895	$13,493
Total revenue	14,873	14,627	25,255	15,450	15,530	54,756	15,530
Efficiency ratio	97.32%	98.56%	59.41%	87.49%	86.88%	80.16%	86.88%